UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 3, 2015

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) - Compensatory Arrangements of Certain Officers.
On February 3, 2015, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Eastman Chemical Company (the “Company”) adopted an Executive Incentive Pay Clawback Policy (the “Clawback Policy”) for the recovery of certain incentive-based compensation from the Company’s current or former executive officers following certain accounting restatements. The Clawback Policy was adopted in advance of final rules or regulations (“Final Regulations”) expected to be adopted by the U.S. Securities and Exchange Commission (the “SEC”) and listing requirements expected to be adopted by the New York Stock Exchange that would implement the incentive-based compensation recovery requirements of Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).
Under the Clawback Policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the U.S. federal securities laws, then the Compensation Committee would direct the Company to recover from any “Culpable Executive” all “Excessive Incentive-Based Compensation”:

•
a “Culpable Executive” is a current or former executive officer of the Company who was paid or granted Incentive-Based Compensation on or after February 3, 2015 and who the Compensation Committee and the Board determine willfully committed an act of fraud, dishonesty, or recklessness in the performance of his or her duties as an executive officer that contributed to the noncompliance that resulted in the Company’s obligation to prepare the accounting restatement;

•
“Incentive-Based Compensation” means: (1) annual or other short-term incentive awards paid under the Company’s annual or short-term cash incentive compensation programs; (2) stock options and performance shares (and attributable amounts) paid or granted under the Company’s long-term incentive and equity programs; and (3) any other “incentive plan” (as defined under SEC executive compensation disclosure rules) compensation paid or granted in respect of Company or individual performance; plus any gain actually realized on such compensation; and

•
“Excessive Incentive-Based Compensation” means the amount of Incentive-Based Compensation paid or granted during the three-year period preceding the date on which the Company is required to prepare the accounting restatement that, based on the erroneous data in the original financial statements, is in excess of what otherwise would have been paid or granted if the restated financial statements had originally been prepared and disclosed, as determined by the Compensation Committee (in no event will this excess amount be more than the total amount of Incentive-Based Compensation that was paid and granted).

There will be no duplicative recovery under the Clawback Policy and any of the clawback requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, or provisions or terms of other Company policies or compensation plans or awards. The Committee (with the Board where so provided) will administer the Clawback Policy, has authority to supplement, amend, or repeal the Clawback Policy, and will interpret the provisions of and make all necessary determinations under the Clawback Policy. The Clawback Policy will remain operative until the effective date of Final Regulations, and will be interpreted and administered consistent with such Final Regulations for any period from the effective date of Final Regulations until the Clawback Policy is amended to conform to Final Regulations.
The foregoing description of the Clawback Policy is qualified in its entirety by reference to the complete text of the Clawback Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report:
Exhibit Number    Description
10.01         Eastman Chemical Company Executive Incentive Pay Clawback Policy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

By:  /s/ Brian L. Henry                  Name: Brian L. Henry
Title: Senior Counsel & Assistant Secretary

Date: February 3, 2015

EXHIBIT INDEX

Exhibit Number    Description
10.1         Eastman Chemical Company Executive Incentive Pay Clawback Policy